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                                                                   EXHIBIT 4.12

                       AMENDMENT NO. 2 TO CREDIT AGREEMENT
                               (Hawaiian Village)

                  AMENDMENT No. 2 dated as of November 30, 1999 to the Credit Agreement dated as of June 1, 1998 (as heretofore amended, the "CREDIT AGREEMENT") among HILTON HAWAIIAN VILLAGE, LLC, (the "BORROWER"), HILTON HOTELS CORPORATION (the "GUARANTOR"), the BANKS party thereto (the "BANKS"), NATIONSBANK, N.A. (now BANK OF AMERICA, N.A.) as Syndication Agent, FIRST UNION NATIONAL BANK, as Documentation Agent (the "DOCUMENTATION AGENT") and THE BANK OF NEW YORK, as Administrative Agent (the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H :

         WHEREAS, the Guarantor proposes to enter into a Five Year Credit Agreement and a Short Term Credit Agreement of even date herewith with two syndicates of lenders for which Bank of America, N.A. will act as Administrative Agent providing for an aggregate $1,850,000,000 in new revolving credit facilities (the "New Senior Credit Facilities"); and

         WHEREAS, substantially concurrently herewith, the Guarantor proposes to consummate an acquisition of Promus Hotels Corporation; and

         WHEREAS, in connection with the aforementioned transactions, the Guarantor shall enter into an amendment to the $1,750,000,000 Credit Agreement (as amended, the "Existing Credit Agreement") dated as of December 3, 1998 among the Guarantor, the lenders named therein, Morgan Guaranty Trust Company of New York as Documentation Agent and The Bank of New York, as Administrative Agent, pursuant to which, INTER ALIA, certain adjustments to the Leverage Ratio covenant set forth in the Existing Credit Agreement and the interest rates and fees payable thereunder will be made so as to make them consistent with the New Senior Credit Facilities; and

         WHEREAS, pursuant to Section 5.10 of the Credit Agreement, the maximum Leverage Ratio permitted under the Credit Agreement may equal that permitted under the Existing Credit Agreement and amendments to the definition of "Consolidated EBITDA" are automatically deemed to concurrently amend the manner in which that term is defined in the Credit Agreement; and

         WHEREAS, in connection therewith, the parties hereto desire to make certain modifications to the Credit Agreement;

         NOW, THEREFORE, the Borrower, the Guarantor and Required Banks under
Section 9.04 of the Credit Agreement hereby amend the Credit Agreement as follows:

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                  1. DEFINED TERMS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit
Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder," "herein" and "hereby" and each similar reference and each reference to this "agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

                  2. AMENDMENTS TO CERTAIN EXISTING DEFINED TERMS. The following terms defined in the Credit Agreement are hereby amended to read in full as follows:

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and obligations in the nature of deferred employee compensation to the extent that such deferred employee compensation obligations do not exceed $150,000,000, in the aggregate, (iv) all obligations of such Person as lessee under leases which are capitalized in accordance with generally accepted accounting principles, (v) all other obligations secured by a Lien on any asset of such Person, whether or not such obligations are otherwise an obligation of such Person, in an amount equal to the lesser of the amount of the obligation so secured or the fair value of the assets subject to such Lien, and (vi) all obligations of others constituting "Debt" under the foregoing clauses of this paragraph which are Guaranteed by such Person; it being understood that "Debt" does not include contingent obligations of such Person to reimburse any other Person in respect of surety bonds or letters of credit.

         "Investment Grade" means (i) with respect to S&P, a rating of BBB- or higher and (ii) with respect to Moody's, a rating of Baa3 or higher.

         "Promus Acquisition" means the merger of Promus Hotels Corporation with a Subsidiary of the Guarantor on the effective date hereof, as a result of which the Guarantor will own, directly or indirectly, of all of the issued and outstanding capital stock of the corporation surviving such merger.

         "Rating Agencies" means S&P or Moody's.

                  3. ADDITIONAL DEFINED TERMS. Section 1.01 of the Credit Agreement is hereby amended to add thereto the following terms:

         "New Senior Credit Facilities" means the Five Year Credit Agreement and the Short Term Credit Agreement, in each case of even date herewith and among the Guarantor, the Lenders and Syndication Agents named therein, and Bank of America, N.A., as Administrative Agent, as at any time amended, replaced, renewed or supplanted.

         "Pricing Certificate" means a Pricing Certificate, substantially in the form of Exhibit B to Amendment No. 2 to this Agreement, properly completed and signed by an Authorized Officer.


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                  4. "STATUS" ELECTION. Section 5.01(e) is hereby amended to delete clause (iii) thereof, it being understood that the Guarantor shall not be required to notify the Administrative Agent or the Banks of whether interest rates and fees shall be determined on the basis of its Ratings or the Leverage Ratio (with the Borrower to automatically receive the benefits of the more favorable basis of computation).

                  5. PRICING CERTIFICATE. Section 5.01 of the Credit Agreement is further amended to add thereto a new clause (m), to read in full as follows:

                  "(m) as soon as available and in any event not later than the last day of February of each year, a completed Pricing Certificate as of December 31 of the prior year;"

                  6. MAXIMUM LEVERAGE RATIO. The first sentence of Section 5.10 of the Credit Agreement is hereby amended to read in full as follows:

         "5.10 LEVERAGE RATIO. The Leverage Ratio will at no time exceed the greater of (a) 4.5:1 or (b) the maximum amount thereof permitted at such time under any of the Existing Credit Agreement or the New Senior Credit Facilities."

                  7. PRICING REVISIONS. The Pricing Schedule attached to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

                  8. REPRESENTATIONS OF THE GUARANTOR AND THE BORROWER. The Guarantor and, to the extent relating to itself, the Borrower each represents and warrants that (i) the representations and warranties of the Guarantor and the Borrower set forth in Article 4 of the Credit Agreement will be true on and as of the Amendment Effective Date and (ii) no Default will have ocurred and be continuing on such date.

                  9. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                  10. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.




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                  11. EFFECTIVENESS. This Amendment shall become effective as of the date hereof on the date (the "AMENDMENT EFFECTIVE DATE") when the Administrative Agent shall have received signatures hereto from the Required Banks and an executed counterpart hereof signed by the Guarantor and the Borrower.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                           HILTON HAWAIIAN VILLAGE LLC

                           By:  Hilton Hotels Corporation, Manager

                                By:
                                   --------------------------------------
                                   Mariel C. Albrecht,
                                   Vice President and Assistant Treasurer


                           HILTON HOTELS CORPORATION, as Guarantor


                           By:
                              -------------------------------------------
                              Mariel C. Albrecht, Vice President
                              and Assistant Treasurer


                           THE BANK OF NEW YORK, as Administrative Agent and as a Bank

                           By:
                              -------------------------------------------


                           ----------------------------------------------
                                   [Printed or Typed Name and Title]




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